                                                                    EXHIBIT 10.1


                       AMENDMENT AND TERMINATION AGREEMENT

         AMENDMENT AND TERMINATION AGREEMENT (the "Agreement"), dated as of July 18, 2002, by and among Pemstar Inc., a Minnesota corporation, with headquarters located at 3535 Technology Drive, N.W., Rochester, Minnesota 55901 (the "Company"), and Smithfield Fiduciary LLC, a Cayman Islands limited liability company, and Citadel Equity Fund Ltd., a Cayman Islands limited liability company (individually, a "Buyer" and collectively, the "Buyers").

         WHEREAS:

         A. On May 3, 2002, the Company and each Buyer executed and delivered a Securities Purchase Agreement (the "Securities Purchase Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement") relating to the securities issuable according to the terms and conditions of the Securities Purchase Agreement;

         B. On May 10, 2002, (i) the Company issued and sold (A) $5,000,000 in convertible notes of the Company according to the terms and conditions of the Securities Purchase Agreement (the "Initial A-1 Notes"), (B) warrants exercisable for 788,312 shares of Common Stock according to the terms and conditions of the Securities Purchase Agreement (the "Initial A-1 Warrants") and
(C) warrants exercisable for 1,000,000 shares of Common Stock (the "Ancillary Warrants") according to the terms and conditions of a letter agreement dated May 8, 2002 between the Company and the Buyers (the "May 8 Letter Agreement");

         C. Upon the terms and conditions stated in this Agreement, the Company and each Buyer wishes to terminate any and all obligations (i) to purchase and sell any additional securities under the Securities Purchase Agreement, (ii) to register any such additional securities and (iii) to obtain shareholder approval of the issuance and sale of any securities issued or issuable under the Securities Purchase Agreement; and

         D. Upon the terms and conditions stated in this Agreement and in consideration for the termination of such obligations, the Company will (i) issue to each of the Buyers a warrant (the "Termination Warrants") exercisable for 125,000 shares of Common Stock per Buyer (as exercised, collectively the "Termination Shares"), (ii) provide for certain registration rights relating to the Termination Shares and (iii) provide certain rights to the Buyers to participate in future offerings of equity securities of the Company.

         E. Terms used but not defined herein shall have the meaning used in the Securities Purchase Agreement. NOW THEREFORE, the Company and each Buyer hereby agree as follows:

         1. AMENDMENT OF SECURITIES PURCHASE AGREEMENT.

         (a) Termination of Obligations to Sell and Purchase Securities. Any and all obligations of the Company to issue and sell to the Buyers, and any rights of the Buyers to


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purchase from the Company, any securities of the Company on and after the date hereof under the terms and conditions of the Securities Purchase Agreement, including without limitation any obligations to issue, sell and purchase Subsequent Notes, Subsequent Warrants, Additional Notes and Additional Warrants, pursuant to Sections 1(a)(ii), 1(a)(iii), 1(a)(iv) of the Securities Purchase Agreement or otherwise, are hereby terminated, and Sections 1(a)(ii), 1(a)(iii) and 1(a)(iv) shall be deleted in their entirety from the Purchase Agreement. From and after the date hereof, the Company shall have no obligation to issue Pricing Period Notices, Limit Notices or Available Note Notices to any Buyer, and Section 1(h) shall be deleted in its entirety from the Securities Purchase Agreement.

         (b) Termination of Obligation to Solicit Shareholder Approval. Any and all obligations of the Company to solicit shareholder approval of the issuance of any securities issued or issuable under the Securities Purchase Agreement and to cause the Board of Directors of the Company to recommend that they approve such proposal pursuant to Section 4(n) of the Securities Purchase Agreement are hereby terminated, and Section 4(n) shall be deleted in its entirety from the Securities Purchase Agreement.

         2. AMENDMENT OF REGISTRATION RIGHTS AGREEMENT.

         (a) Termination of Certain Obligations to File Registration Statements. Sections 2(a)(ii) and 2(a)(iii) of the Registration Rights Agreement shall be deleted in their entirety.

         (b) Inclusion of Securities Issuable Pursuant to the Termination Warrants. The Company and the Buyers agree that (i) the shares of Common Stock issued or issuable upon exercise of the Termination Warrants and (ii) any shares of capital stock issued or issuable with respect to such shares of Common Stock or the Termination Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on exercise of the Termination Warrants (the "Termination Securities") shall be General Registrable Securities as that term is defined in the Registration Rights Agreement, and the definition of General Registrable Securities in the Registration Rights Agreement is hereby amended to include such securities in addition to the securities currently within the definition of General Registrable Securities. The Company and the Buyers agree that the definition of Initial Registrable Securities in the Registration Rights Agreement is hereby amended to included the General Registrable Securities (as that term is amended by this Agreement) relating to the Termination Warrants issued on or prior to the trading day immediately preceding the date the Initial Registration Statement is initially filed with the SEC.

         3. ISSUANCE OF WARRANTS AND REPRESENTATIONS AND WARRANTIES.

         (a) Issuance of Warrants. The Company hereby agrees to issue the Termination Warrants on the date of this Agreement. The Termination Warrants will be evidenced by a warrant agreement in substantially the form of Exhibit I to the Securities Purchase Agreement, except that (a) the exercise price of the Warrants will equal $1.62 per Termination Share (as appropriately adjusted for any stock splits, stock dividends, stock

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combinations and other similar transactions of the Common Stock which occur after the date of this Agreement) and (b) each Buyer's Termination Warrant will be exercisable for an aggregate of 125,000 shares of Common Stock.

         (b) Representations and Warranties of the Company. The Company hereby represents and warrants to each Buyer as follows:

         (i) Organization. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction where the failure to be so qualified or be in good standing would have a material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under this Agreement and the Termination Warrants.

         (ii) Authorization; Enforcement; Validity. The Company has all requisite power and authority to execute, deliver and perform the Agreement and the Termination Warrants and to issue the Termination Shares in accordance with the terms thereof. The Agreement and the Termination Warrants have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and similar laws relating to creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (iii) Issuance of Securities. A number of shares of Common Stock has been duly authorized and reserved for issuance which equals 100% of the number of shares of Common Stock issuable upon exercise of the Termination Warrants (subject to adjustment pursuant to the Company covenants set forth in the Termination Warrants). Upon exercise in accordance with the Termination Warrants, the Termination Shares will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy as to factual matters of the Buyers' representations in Section 3(c), the issuance by the Company of the Termination Warrants and the Termination Shares is exempt from registration under the 1933 Act.

         (iv) No Conflicts. The execution, delivery and performance of this Agreement and the Termination Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Termination Shares) will not (i) result in a

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         violation of the Articles of Incorporation, any Certificate of
         Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

         (v) No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer of the Termination Warrants.

         (vi) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security (other than securities offered or sold to the Buyers pursuant to the Securities Purchase Agreement and the May 8 Letter Agreement) under circumstances that would cause the offering of the Termination Warrants and Termination Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provision, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Termination Securities to be integrated with other offerings for purposes of any such shareholder approval provision.

         (vii) Material Nonpublic Information. Other than the terms of this Agreement and the transactions contemplated by this Agreement, all of which shall be publicly disclosed in the 8-K Filing (as defined in Section 5(a)), neither the Company nor any of its Subsidiaries nor any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information.

         (c) Representations and Warranties of Each Buyer. Each Buyer hereby represents and warrants to the Company with respect to only itself as follows:

         (i) Authorization; Enforcement; Validity. Such Buyer is a validly existing corporation, partnership, limited liability company or other entity. Such Buyer has all requisite corporate, partnership, limited liability or other organizational power and authority to execute, deliver and perform its obligations under the Agreement in accordance with the terms hereof. The Agreement has been duly authorized and validly executed and delivered by such Buyer and constitutes the valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and similar laws relating to creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (ii) Exemption of Offering. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Such Buyer is acquiring the Termination Warrants and, upon exercise of the Termination Warrants (other than pursuant to a Cashless Exercise (as defined in Section 1(d) of the Termination Warrants)), will acquire the Termination Shares issuable upon exercise thereof, for its own account and not with a view towards, or resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act, provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Termination Warrants or Termination Shares for any minimum or other specific term and reserves the right to dispose of the Termination Warrants or Termination Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

         4. RIGHTS OF PARTICIPATION.

         (a) Offering of Additional Securities. If, during a period commencing on the date hereof and ending on the date that is six months following the date hereof, the Company should offer to sell additional equity securities of the Company (or rights to purchase such equity securities or securities convertible into such equity securities) other than Excluded Offers (collectively, the "Offered Securities"), then following the determination of the purchase price of such Offered Securities, the Company shall offer to sell to each Buyer, upon the same terms and conditions as the Company offers to sell the Offered Securities, a number of Offered Securities equal to 10% of the Offered Securities. Such offer shall be made by written notice given to each Buyer, shall specify therein the amount of the Offered Securities, the purchase price of the Offered Securities and the other material terms of such offer and shall include a copy of any agreements relating thereto. Each Buyer shall have a period of five (5) Business Days from the date such notice is delivered within which to accept such offer in whole or in part. Such offer may only be accepted by a Buyer by providing the Company written notice within such five (5) Business Day period, together with payment to the Company of the applicable purchase price; provided, however, that a Buyer shall not be required to pay the applicable purchase price prior to the closing of the offer of the Offered Securities with the purchasers other than the Buyers. If a Buyer is unwilling to purchase such shares on the same terms and conditions as the purchasers of the Offered Securities, the Company shall have no obligation to sell any Offered Securities to such Buyer. Without limitation to the foregoing and for the avoidance of doubt, the Company may close on the offer of the Offered Securities prior to the offer of the Offered Securities to the Buyers in accordance with this Section 4(a).

         (b) Excluded Offers. "Excluded Offers" mean any offers to sell a security of the Company (or rights to purchase such securities) (i) under the terms of any Company employee, consultant or director stock option plan, employee stock purchase plan or employee stock repurchase plan which has been approved by the Board of Directors of the Company or (ii) through a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended.

         5. COVENANTS.

         (a) Current Report on Form 8-K. At or before 8:30 a.m., New York Time, on the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of this Agreement in the form required by the 1934 Act, and attaching the Agreement as an exhibit to such filing (the "8-K Filing").

         (b) Listing. The Company shall promptly secure the listing of all of the Termination Securities upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Termination Securities from time to time issuable under the terms of the Termination Warrants or the Agreement. The Company shall maintain the Common Stock's authorization for quotation on the Nasdaq National Market or obtain a listing on the NYSE. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(b).

         (c) Pledge of Securities. The Company acknowledges and agrees that the Termination Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Termination Securities. The pledge of Termination Securities shall not be deemed to be a transfer, sale or assignment of the Termination Securities hereunder, and no Investor effecting a pledge of Termination Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or the Termination Warrants. At the appropriate Investor's expense, the Company hereby agrees to execute and deliver such reasonable documentation as a pledgee of the Termination Securities may reasonably request in connection with a pledge of the Termination Securities to such pledgee by an Investor.

         6. MISCELLANEOUS.

         (a) Status of Securities Purchase Agreement and Registration Rights Agreement. Except as specifically amended or terminated by the terms of this Agreement, all rights and obligations of the parties under, and all terms and conditions of, the Securities Purchase Agreement and the Registration Rights Agreement shall remain in full force and effect. This Agreement has no effect on
(i) the Initial A-1 Notes and Initial A-1 Warrants issued pursuant to the Securities Purchase Agreement, (ii) the Ancillary Warrants, (iii) the May 8 Letter Agreement, (iv) the letter agreement dated May 10, 2002 between the Company and the Buyers and (v) the Registration Rights Agreement dated as of May 10, 2002 between the Company and the Buyers (the "May 10 Registration Rights Agreement"), and all of the foregoing shall remain in full force and effect, including the obligation of the Company to issue shares of Common Stock upon conversion or exercise, as the case may be, of the Initial A-1 Notes, the Initial A-1 Warrants and the Ancillary Warrants.

         (b) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this agreement or any transaction contemplated hereby.

         (c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         (d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         (e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  Pemstar Inc.
                  3535 Technology Drive N.W.
                  Rochester, Minnesota 55901
                  Telephone:        (507) 292-6941
                  Facsimile:        (507) 280-0838
                  Attention:        Linda U. Feuss, Executive Vice President,
                                    Legal and Human Resources

         With a copy to:

                  Dorsey & Whitney LLP
                  50 South Sixth Street
                  Minneapolis, Minnesota 55402

                  Telephone:         (612) 340-2600
                  Facsimile:         (612) 340-7800
                  Attention:         Jonathan Abram, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached to the Securities Purchase Agreement, with copies to such Buyer's representatives as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

         (g) Successors and Assigns. Subject to the consent provisions contained in this Section 6(g), this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Termination Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Termination Warrants representing a majority of the aggregate number of shares of Common Stock issuable upon exercise of the Termination Warrants then outstanding including by merger or consolidation, except pursuant to an Organic Change (as defined in Section 4 of the Termination Warrants) with respect to which the Company is in compliance with Section 4(b) of the Termination Warrants. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing sentence, a Buyer may not assign any of its rights under Section 4 hereof other than to an affiliate of such Buyer without the prior written consent of the Company.

         (h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         (i) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         7. MUTUAL GENERAL RELEASE.

         (a) General Release of the Company. In further consideration of the Company entering into this Agreement and the releases set forth in Section 7(b) hereof, effective as of the date this Agreement, each Buyer, severally and not jointly, on behalf of itself and its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Investor Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section (7)(c) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Investor Claims"), that any of the Investor Releasing Persons had or currently has against (i) the Company,
(ii) any of the Company's current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Company's or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Company Released Persons"), including, without limitation, any Investor Claims arising out of or relating to the Securities Purchase Agreement and the Registration Rights Agreement (collectively, the "Released Documents") other than Investor Claims arising after the date of this Agreement.

         (b) General Release of the Buyers. In further consideration of the Buyers entering into this Agreement and the releases set forth in Section 7(a) hereof, effective as of the date of this Agreement, the Company on behalf of itself and its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "Company Releasing Persons"), hereby waives and releases, to the fullest extent permitted by law, but subject to Section 7(c) below, any and all claims, rights and causes of action, whether known or unknown (collectively, the "Company Claims"), that any of the Company Releasing Persons had or currently has against (i) the Buyers, (ii) any of the Buyers' respective current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Buyers' or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "Investor Released Persons"), including, without limitation, any Company Claims arising out of or relating to the Released Documents other than Company Claims arising after the date of this Agreement.

         (c) Exception to the Mutual Release. The Company and each of the Buyers acknowledge that the releases set forth in Sections 7(a) and 7(b) above do not affect any claim which any Company Releasing Person or Investor Releasing Person may have under this Agreement, Section 4(g) or Section 9(k) of the Securities Purchase Agreement, Sections 5, 6 or 7 of the Registration Rights Agreement or the May 10 Registration Rights Agreement or the Initial A-1 Notes, Initial A-1 Warrants or Ancillary Warrants relating to any Company Claims or Buyer Claims arising, or performance thereunder, after the date of this Agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, each Buyer and the Company have caused this Amendment and Termination Agreement to be duly executed as of the date first written above.

COMPANY:                                BUYERS:

PEMSTAR INC.                            SMITHFIELD FIDUCIARY LLC

By: /s/ Linda U. Feuss                  By: /s/ Adam J. Chill
    --------------------------------        -----------------------------------
    Name:  Linda U. Feuss                   Name:  Adam J. Chill
    Title: Executive Vice President,        Title: Authorized Signatory
           Legal and Human Resources

                                        CITADEL EQUITY FUND LTD.

                                        By: /s/ Kenneth A. Simpler
                                            -----------------------------------
                                            Name:  Kenneth A. Simpler
                                            Title: Vice President